PROMISSORY NOTE

Principal Amount $250,000

Ft. Lauderdale, Florida
June 15, 2005

FOR VALUE RECEIVED, NARANJO FAMILY LIMITED PARTNERSHIP, a Florida limited partnership, ("NFLP") and EDUARDO NARANJO, individually ("Naranjo"), are jointly and severally, (NFLP and Naranjo are hereinafter referred to as the "Maker") promise to pay to the order of AZUR INTERNATIONAL INC., a Nevada corporation (hereinafter referred to as "Lender"), the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 U.S. DOLLARS (US $250,000.00) ("Principal") together with interest accruing from the date set forth above at the rate of SIX PERCENT (6%) per annum ("Interest"). The Principal and Interest shall be paid in accordance with the following provisions:

1. Defined Terms. All capitalized terms utilized herein shall have the same meaning and definition as are set forth in the Loan Agreement between Maker and Lender of even date herewith ("Loan Agreement").

2. Promissory Note. This Promissory Note ("Note") represents a loan of TWO HUNDRED FIFTY THOUSAND AND NO/100 U.S. DOLLARS (US $250,000.00) made on the date of execution hereof from Lender to Maker.

3. Payment Terms. The payment of Principal and accrued Interest shall be due and payable in full the earlier of: i) June 15 2007; or, ii) upon the distribution of any proceeds derived from any transaction concerning the property known as "Shell Landing Development" in Gautier, Mississippi, which is currently owned by Shell Landing Development II LLC, including any proceeds derived from the development or any other transaction regarding the Islands at Shell Landing (Shell Landing Development) or any other development (through any corporate entity) taking place at the property known as Shell Landing Development in Mississippi. All payments shall be first applied to accrued Interest and then the balance to the Principal.

4. Security. As security for the Payment, Maker grants Lender a security interest upon the Collateral as defined in the Pledge Agreement. The Collateral shall be held pursuant to the Pledge Agreement until all payments of Principal and Interest have been paid to Lender.

5. Prepayment. This Note may be prepaid in whole or in part at any time without penalty or premium. All payments shall first be applied to the accrued Interest and then to the Principal.

6. Grace Period/Default. The Maker shall be in default of this Note on the occurrence of any of the following events: (i) Maker shall fail to meet the terms of the Pledge Agreement and/or Loan Agreement; (ii) the Maker shall fail to meet its obligation to make the required Principal or Interest payments hereunder; (ii) the Maker shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; (v) the Maker shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the Maker; and, (vi) a receiver is appointed for Maker for any of its property or Maker shall suffer a garnishment, attachment, levy, or execution. In the event that any monies owed pursuant to the terms of this Note are not fully paid

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within ten (10) business days after the same becomes due and payable in accordance with the terms of this Note, the Maker shall be deemed in default of this Note, the entire Principal balance shall be immediately due and payable and this Note shall bear interest from the date set forth above at the rate of 18% per annum, which interest shall be added to the Principal. Maker agrees to indemnify and hold Lender harmless from any expenses incurred by Lender in connection with the collection of this Note, including, but not limited to, attorney's fees. All such expenses incurred by the Lender in connection with the collection of this Note shall be added to the Principal hereof and shall be payable in accordance with the terms hereof. Maker waives notice, protest and all defenses to the debt represented by this Note. In the event of default, the entire amount due hereunder shall be immediately due and payable.

7. The undersigned and all other parties to this Note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this Note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on his behalf. The rights of any holder hereof shall be cumulative and not necessarily successive.

8. This Note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Florida.

9. Miscellaneous.

9.1. Surrender of Note to be Paid in Full. At such time as this Note is paid by the Maker in full as to Principal and Interest, the holder thereof shall surrender the original Note to the Maker for cancellation after payment.

9.2. No Waiver by Failure to Act. Neither any failure nor delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.3. Descriptive Headings. The descriptive headings of the several paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

9.4. Governing Law. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Florida without reference to the conflict of laws principles thereof.

9.5. Severability. It is the intention of the parties that this Note be enforceable, in accordance with its terms, to the fullest extent permitted by law. Accordingly, the parties hereto expressly agree that if any portion of this Note or any of its provisions shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable,

that adjudication shall not affect, impair, or invalidate the remainder of this Note but shall be confined in its operation to the provision or provisions of this Note directly involved in the controversy in which such adjudication shall have been rendered. Moreover, the parties hereto hereby agree that a court of competent jurisdiction may modify any provision hereof held invalid or unenforceable (including, without limitation, provisions relating to time or geographic limits) only to the extent necessary to render it valid and enforceable.

9.6. Amendments/ Assignment. This Note shall not be modified or amended, except by written agreement duly executed by the parties hereto. This Note may be assigned solely by the Lender.

THE MAKER has executed this Note as of the day and year first above written.

WITNESSES:

MAKER:

NARANJO FAMILY LIMITED PARTENRSHIP
a Florida limited partnership
General Partner: G L I

Print Name: ALBERT LAZO

Eduardo Naranjo, President of the General Partner

Print Name: ALBERT LAZO.

Eduardo Naranjo, Individually